Exhibit 99.1

eXp World Holdings Reports Q1 2025 Results

BELLINGHAM, Wash. — May 6, 2025 — eXp World Holdings, Inc. (Nasdaq: EXPI), “eXp” or the “Company”, “the most agent-centric™” real estate brokerage on the planet and the core subsidiary of eXp World Holdings, Inc., today announced financial results for the first quarter ended March 31, 2025.

“We’re entering 2025 from a position of strength. eXp has built one of the most comprehensive, tech-enabled agent value stack in the industry – one that’s driving record International agent productivity and empowering entrepreneurs at scale,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “This quarter alone, we more than doubled our international revenue year-over-year and expanded our footprint into Perú and Türkiye, further proving that our agent-first model transcends borders. Agent success has always been the foundation of eXp’s strategy – and in 2025, we plan to double down with enhanced tech, smarter training, and even more pathways to help agents close more deals, build generational wealth, and create the freedom they deserve."

“The real estate industry is at a pivotal crossroads, and eXp is proudly leading the charge to protect transparency, consumer choice, and healthy competition – values that have defined our marketplace for decades,” said Leo Pareja, CEO of eXp Realty. “eXp was built by agents, for agents, and we continue to raise the bar. Recently, we launched the industry’s first open-sourced seller advisory form and were the first to partner with Zillow to support consumer transparency. With the rollout of our co-sponsor program, we’ve also unlocked new income pathways for agents. As we look forward, we’re not just defending our industry – we’re building the future of it, with our agents at the center.”

First Quarter 2025 Consolidated Financial Highlights as Compared to the Same Year-Ago Period:

●	Revenue increased 1% to $954.9 million.
●	Net loss of $(11.0) million and loss per diluted share of $(0.07).
●	Adjusted EBITDA[1] (a non-GAAP financial measure) of $2.2 million.
●	As of March 31, 2025, cash and cash equivalents totaled $115.7 million, compared to $109.2 million as of March 31, 2024.
●	Net cash provided by operating activities of $39.8 million
●	Adjusted operating cash flow[2] (a non-GAAP financial measure) of $28.2 million.
●	Distributed $12.6 million to shareholders, including $5.0 million of common stock repurchases and $7.6 million of cash dividends.
●	The Company paid a cash dividend for the first quarter of 2025 of $0.05 per share of common stock on March 19, 2025. On May 5, 2025, the Company’s Board of Directors declared a cash

1 A reconciliation of adjusted EBITDA, a non-GAAP measure, to net income and a discussion of why management believes adjusted EBITDA is useful is included below.

2 A reconciliation of adjusted operating cash flow, a non-GAAP measure, to operating cash flow and a discussion of why management believes adjusted operating cash flow is useful is included below.

dividend of $0.05 per share of common stock for the first quarter of 2025, expected to be paid on June 4, 2025 to stockholders of record on May 19, 2025.

First Quarter 2025 Operational Highlights as Compared to the Same Year-Ago Period:

●	eXp ended the first quarter of 2025 with a global agent Net Promoter Score (“aNPS”) of 78, up from 73 in the prior-year period. aNPS is a measure of agent satisfaction and an important key performance indicator given the Company’s intense focus on improving the agent experience.
●	Agents and brokers on the eXp Realty platform decreased 5% to 81,904 as of March 31, 2025.
●	Real estate sales transactions decreased 2% to 89,643 in the first quarter of 2025.
●	Real estate sales volume increased 4% to $38.6 billion in the first quarter of 2025.

First Quarter 2025 Results – Virtual Fireside Chat

The Company will hold a virtual fireside chat and investor Q&A with eXp World Holdings Founder and Chief Executive Officer Glenn Sanford, eXp Realty Chief Executive Officer Leo Pareja, eXp Realty Chief Marketing Officer Wendy Forsythe, Managing Director, eXp International Felix Bravo, and eXp World Holdings Interim Chief Financial Officer Jesse Hill on Tuesday, May 6, 2025 at 2 p.m. PT / 5 p.m. ET.

The investor Q&A is open to investors, current shareholders and anyone interested in learning more about eXp World Holdings and its companies. Submit questions in advance for inclusion to investors@eXpWorldHoldings.com.

Date: Tuesday, May 6, 2025

Time: 2 p.m. PT / 5 p.m. ET

Location: exp.world. Join at https://exp.world/earnings

Livestream: expworldholdings.com/events

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) (the “Company”) is the holding company for eXp Realty® and SUCCESS® Enterprises. eXp Realty is the largest independent real estate brokerage in the world, with over 81,000 agents across 26 countries. As a cloud-based, agent-centric brokerage, eXp Realty provides real estate agents industry-leading commission splits, revenue share, equity ownership opportunities, and a global network that empowers agents to build thriving businesses. For more information about eXp World Holdings, Inc., visit: expworldholdings.com

SUCCESS® Enterprises, anchored by SUCCESS® magazine, has been a trusted name in personal and professional development since 1897. As part of the eXp ecosystem, it offers agents access to valuable resources to enhance their skills, grow their businesses, and achieve long-term success. For more information about SUCCESS, visit success.com.

eXp World Holdings, Inc. intends to use its:

●	eXp investors website (www.expworldholdings.com/investors/);
●	eXp Realty LinkedIn page (https://www.linkedin.com/company/exp-realty/);
●	eXp Realty Facebook Page (https://www.facebook.com/eXpRealty);
●	eXp Realty Instagram Page (https://www.instagram.com/eXpRealty);
●	eXp International LinkedIn Page (https://www.linkedin.com/company/exp-realty-international/);

●	eXp International Facebook Page (https://www.facebook.com/expintl/);
●	eXp International Instagram Page (https://www.instagram.com/exp.intl/);
●	eXp World Holdings LinkedIn page (https://www.linkedin.com/company/expworldholdings/);
●	eXp World Holdings Facebook Page (https://www.facebook.com/eXpWorldHoldings); and
●	eXp World Holdings Instagram Page (https://www.instagram.com/eXpWorldHoldings)
●	eXp Realty X Page (https://x.com/eXpRealty)
●	eXp World Holdings X page (https://x.com/eXpWorldIR)

as a means of disclosing material non-public information and to comply with its disclosure obligations under Regulation FD.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to adjusted EBITDA and adjusted operating cash flow which are non-U.S. GAAP financial measures that may be different from similarly titled measures used by other companies. These measures are presented to enhance investors’ overall understanding of the Company’s financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.

The Company’s non-U.S. GAAP financial measures provide useful information about financial performance, enhance the overall understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management for financial and operational decision-making. These measures may also provide additional tools for investors to use in comparing core financial performance over multiple periods with other companies in the industry.

●	Adjusted EBITDA helps identify underlying trends in the business that could otherwise be masked by the effect of the expenses excluded in adjusted EBITDA. In particular, the Company believes the exclusion of stock-based compensation and stock option expenses provides a useful supplemental measure in evaluating the performance of operations and provides better transparency into results of operations. The Company defines adjusted EBITDA to mean net income (loss) from continuing operations, excluding other income (expense), income tax benefit (expense), depreciation, amortization, impairment charges, litigation contingency expenses, stock-based compensation expense, stock option expense and other items not core to the operating activities of the Company.
●	Adjusted operating cash flow helps the reader understand the Company’s cash flow. The Company defines the adjusted operating cash flow to mean net cash provided by operating activities, excluding the change in customer deposits.

Adjusted EBITDA and adjusted operating cash flow should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s and its management’s current expectations but involve known and unknown risks and uncertainties that could impact actual results materially. These statements include, but are not limited to, statements regarding international expansion, revenue growth; dividends; additions of teams and agents in the future; technology development; and financial performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include real estate market fluctuations, changes in agent retention or recruitment, the Company’s ability to expand successfully in international markets, competitive pressures, regulatory changes, outcomes of ongoing litigation, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the Company’s most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. We do not undertake any obligation to update these statements except as required by law.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia

investors@expworldholdings.com

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share amounts and per share data)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Revenues	$ 954,906	$ 943,054

Commissions and other agent-related costs	878,771	864,746
General and administrative expenses	66,871	62,582
Technology and development expenses	16,805	14,761
Sales and marketing expenses	2,835	3,139
Litigation contingency	-	16,000
Total operating expenses	965,282	961,229
Operating (loss) income	(10,376)	(18,174)
Other (income) expense
Other (income) expense, net	(943)	(1,188)
Equity in (income) losses of unconsolidated affiliates	(80)	149
Total other (income) expense, net	(1,023)	(1,039)
(Loss) income before income tax expense	(9,353)	(17,135)
Income tax (benefit) expense	1,671	(3,305)
Net (loss) income from continuing operations	(11,024)	(13,830)
Net (loss) income from discontinued operations	-	(1,809)
Net (loss) income	($ 11,024)	($ 15,639)
Earnings (loss) per share
Basic, net (loss) income from continuing operations	($ 0.07)	($ 0.09)
Basic, net (loss) income from discontinued operations	-	(0.01)
Basic, net (loss) income	($ 0.07)	($ 0.10)

Diluted, net (loss) income from continuing operations	($ 0.07)	($ 0.09)
Diluted, net (loss) income from discontinued operations	-	(0.01)
Diluted, net (loss) income	($ 0.07)	($ 0.10)
Weighted average shares outstanding
Basic	154,738,167	154,740,334
Diluted	154,738,167	154,740,334

EXP WORLD HOLDINGS, INC.

CONSOLIDATED US-GAAP NET (LOSS) INCOME TO ADJUSTED EBITDA RECONCILIATION
(In thousands)
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Net (loss) income from continuing operations	($ 11,024)	($ 13,830)
Total other (income) expense, net	(1,023)	(1,039)
Income tax (benefit) expense	1,671	(3,305)
Depreciation and amortization	2,561	2,399
Litigation contingency	—	16,000
Stock-based compensation expense (1)	8,119	8,827
Stock option expense	1,853	1,990
Adjusted EBITDA	$ 2,157	$ 11,042

ADJUSTED OPERATING CASH FLOW
(In thousands)
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Net Cash Provided by Operating Activities	$ 39,838	$ 60,654
Less: Customer Deposits	11,685	31,239
Adjusted Operating Cash Flow	$ 28,153	$ 29,415

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(UNAUDITED)

	March 31, 2025	December 31, 2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 115,655	$ 113,607
Restricted cash	66,569	54,981
Accounts receivable, net of allowance for credit losses of $2,194 and $1,589, respectively	104,045	87,692
Prepaids and other assets	14,655	11,692
TOTAL CURRENT ASSETS	300,924	267,972
Property, plant, and equipment, net	12,209	11,615
Other noncurrent assets	21,853	11,679
Intangible assets, net	6,251	6,456
Deferred tax assets, net	77,283	75,774
Goodwill	17,263	17,226
TOTAL ASSETS	$ 435,783	$ 390,722

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$ 10,109	$ 10,478
Customer deposits	67,345	55,660
Accrued expenses	112,111	85,661
Litigation contingency	34,000	34,000
Other current liabilities	238	54
TOTAL CURRENT LIABILITIES	223,803	185,853
TOTAL LIABILITIES	223,803	185,853
EQUITY
Common Stock, $0.00001 par value 900,000,000 shares authorized; 197,536,271 issued and 156,169,130 outstanding at March 31, 2025; 195,028,207 issued and 154,133,385 outstanding at December 31, 2024	2	2
Additional paid-in capital	993,164	962,758
Treasury stock, at cost: 41,367,141 and 40,894,822 shares held, respectively	(691,662)	(686,680)
Accumulated deficit	(86,761)	(68,135)
Accumulated other comprehensive (loss)	(2,763)	(3,076)
TOTAL EQUITY	211,980	204,869
TOTAL LIABILITIES AND EQUITY	$ 435,783	$ 390,722

EXP WORLD HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net (loss) income	($ 11,024)	($ 15,639)
Reconciliation of net income (loss) to net cash provided by operating activities:
Depreciation expense	1,945	2,059
Amortization expense - intangible assets	616	340
Allowance for credit losses on receivables/bad debt on receivables	605	159
Equity in (income) loss of unconsolidated affiliates	(80)	149
Agent growth incentive stock-based compensation expense	8,119	8,827
Stock option compensation	1,853	1,990
Agent equity stock-based compensation expense	20,756	25,868
Deferred income taxes, net	(1,509)	(4,786)
Changes in operating assets and liabilities:
Accounts receivable	(15,808)	(20,141)
Prepaids and other assets	(2,963)	(311)
Customer deposits	11,685	31,239
Accounts payable	(369)	197
Accrued expenses	25,828	14,703
Litigation contingency	-	16,000
Other operating activities	184	-
NET CASH PROVIDED BY OPERATING ACTIVITIES	39,838	60,654
INVESTING ACTIVITIES
Purchases of property and equipment	(2,553)	(1,323)
Investments in unconsolidated affiliates	(11,244)	(3,807)
Capitalized software development costs in intangible assets	(450)	(115)
NET CASH USED IN INVESTING ACTIVITIES	(14,247)	(5,245)
FINANCING ACTIVITIES
Repurchase of common stock	(4,982)	(33,032)
Proceeds from exercise of options	300	977
Transactions with noncontrolling interests	-	(1,169)
Dividends declared and paid	(7,602)	(7,585)
NET CASH USED IN FINANCING ACTIVITIES	(12,284)	(40,809)
Effect of changes in exchange rates on cash, cash equivalents and restricted cash	329	(589)
Net change in cash, cash equivalents and restricted cash	13,636	14,011
Cash, cash equivalents and restricted cash, beginning balance	168,588	169,893
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING BALANCE	$ 182,224	$ 183,904
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	1,480	1,109
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Property and equipment purchases in accounts payable	214	30